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                                                                   Exhibit 10.72

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is entered into March 12, 1999, by and between Crescent Operating, Inc., a Delaware corporation ("Seller"), and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Purchaser").

                                    RECITALS:

         A. Seller is the owner of Fifty (50) shares of Voting Common Stock (the "Voting Shares") of each of Crescent CS Holdings Corp., a Delaware corporation ("CS One"), and Crescent CS Holdings II Corp., a Delaware corporation ("CS Two"). Purchaser is the owner of Nine Hundred Fifty (950) shares of Nonvoting Common Stock (the "Nonvoting Shares") each of CS One and CS Two. CS One and CS Two each is termed a "Company" and together are termed the "Companies". The Voting Shares and the Nonvoting Shares comprise all of the outstanding capital stock of the Companies.

         B. Seller acquired the Voting Shares of both Companies from Purchaser pursuant to that Purchase Agreement dated December 30, 1997 (the "1997 Purchase Agreement").

         C. CS One is the nonmanaging general partner of Vornado Crescent Atlanta Partnership, a Delaware general partnership ("Atlanta Partnership"), pursuant to that letter agreement dated October 30, 1997, between CS One and Atlanta Parent, Inc. (the "Atlanta Partnership Agreement"); CS Two is the nonmanaging general partner of Vornado Crescent Portland Partnership, a Delaware general partnership ("Portland Partnership"), pursuant to that letter agreement dated October 30, 1997, between CS Two and Portland Parent, Inc. (the "Portland Partnership Agreement"); CS Two also is the sole stockholder of Crescent CSHS II Corp., a Delaware corporation ("Subsidiary") and Subsidiary is the nonmanaging general partner of Vornado Crescent Omaha Partnership (the "Omaha Partnership") pursuant to that letter agreement dated May 28, 1998 (the "Omaha Partnership Agreement"). The Atlanta Partnership, Portland Partnership and Omaha Partnership each is termed a "Partnership" and together are termed the "Partnerships." The Atlanta Partnership Agreement, the Portland Partnership Agreement and the Omaha Partnership Agreement each is termed a "Partnership Agreement" and together are termed the "Partnership Agreements." The managing general partners of each Partnership are subsidiaries of Vornado Realty, L. P., Vornado Realty Trust and/or Vornado Operating Company (collectively "Vornado"), which are public companies that file registration statements, periodic reports and proxy statements (the "Vornado SEC Documents") with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         D. The Portland Partnership owns all of the capital stock of Americold Corporation, an Oregon corporation ("Americold"); the Atlanta Partnership owns all of the capital stock of URS Logistics, Inc., a Delaware corporation ("URS"); and the Omaha Partnership owns all of the assets formerly owned by Freezer Services, Inc. ("Freezer Services") and Carmar Group, Inc., a Missouri




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corporation ("Carmar"). Americold and URS were acquired by merger pursuant to, respectively, that Agreement and Plan of Merger dated as of September 26, 1997, among Vornado Realty Trust, Portland Parent, Inc., Portland Storage Acquisition Co. and Americold Corporation (the "Americold Merger Agreement") and that Agreement and Plan of Merger dated as of September 26, 1997, among Vornado Realty Trust, Atlanta Parent, Inc., Atlanta Storage Acquisition Co. and URS Logistics, Inc. (the "URS Merger Agreement"). The Americold Merger Agreement and the URS Merger Agreement are collectively termed the "Merger Agreements."

         E. Seller desires to exchange Forty (40) of the Voting Shares of CS One and Forty (40) of the Voting Shares of CS Two for an equivalent number of shares of Nonvoting Common Stock of, respectively, CS One and CS Two and to sell to Purchaser the Forty (40) shares of Nonvoting Common Stock of CS One and Forty
(40) shares of Nonvoting Common Stock of CS Two resulting from such exchange; and Purchaser desires to purchase from Seller all of the Nonvoting Shares so offered (the "Offered Shares") on the terms and subject to the conditions set forth in this Agreement.

         F. Simultaneously herewith, Seller and Purchaser have entered into that Put Agreement (the "Put Agreement") whereby Seller has the right at any time or times subsequent to the date of this Agreement and prior to the second anniversary of this Agreement, to require Purchaser, subject to certain conditions set forth in the Put Agreement, to purchase the Voting Shares of CS One and/or CS Two on the terms set forth in the Put Agreement.

         G. Purchaser and Seller are entering into this Agreement and the Put Agreement in connection with the anticipated restructuring (the "Restructuring") of the refrigerated warehouse businesses conducted by the Partnerships; the agreements, now or hereafter executed, pursuant to which the Restructuring would be accomplished are collectively referred to as the "Restructuring Agreement."

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the execution and delivery by Purchaser of the Put Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                    SALE AND TRANSFER OF THE OFFERED SHARES;
                AGREEMENTS REGARDING VOTING AND RECAPITALIZATION

         SECTION 1.1 SALE OF OFFERED SHARES. On the terms and subject to the conditions of this Agreement and in reliance on the respective representations, warranties and covenants contained in this Agreement, Seller hereby sells, assigns, conveys, transfers and delivers to Purchaser, and Purchaser hereby purchases from Seller, all of the Offered Shares for the sum of $13,200,000 cash


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(the "Purchase Price"). Purchaser and Seller agree that 24.4% ($3,220,800) of the Purchase Price is attributable to purchase of the Offered Shares of CS One and 75.6% ($9,979,200) of the Purchase Price is attributable to purchase of the Offered Shares of CS Two.

         SECTION 1.2 CLOSING DELIVERIES. Concurrently with the execution of this Agreement and against delivery of stock certificates representing the Offered Shares, Purchaser has delivered the full amount of the Purchase Price in good funds to an account designated by Seller. Subject only to Section 1.4 of this Agreement, Seller shall deliver to Purchaser as promptly as practicable a stock certificate representing 40 shares of Nonvoting Common Stock of CS One and a stock certificate representing 40 shares of Nonvoting Common Stock of CS Two, each registered in the name of Seller, duly endorsed to Purchaser.

         SECTION 1.3 [INTENTIONALLY OMITTED]

         SECTION 1.4 RECAPITALIZATION. Seller and Purchaser recognize, acknowledge and agree that, as of the date of this Agreement, Seller cannot deliver the Offered Shares to Purchaser because Seller does not own any Nonvoting Common Stock of either Company. As recited above, however, Purchaser does own 50 shares of Voting Common Stock of each Company and desires to exchange 40 of the Voting Common Stock shares of each Company for 40 shares of Nonvoting Common Stock of such Company; upon completion of that exchange, Seller shall own 40 shares of Nonvoting Common Stock of each Company which Seller can deliver to Purchaser and which Seller agrees to deliver to Purchaser as contemplated by Section 1.2 of this Agreement. Seller's obligation to deliver the Offered Shares to Purchaser is conditioned upon amendment of the Certificate of Incorporation of each Company to increase the authorized Nonvoting Common Stock of such Company and to effect an exchange of each outstanding Voting Share of each Company into 4/5 of a share of Nonvoting Common Stock and 1/5 of a share of Voting Common Stock of that Company. As the sole holder of Voting Shares of each Company, Seller agrees to take all steps necessary to cause the board of directors of each Company to adopt an amendment to the charter of such Company which, upon due filing with the Delaware Secretary of State, shall effect the aforementioned exchange; and as the sole stockholders of each Company, Seller and Purchaser mutually agree that, voting together as a single class and voting separately as different classes, they shall execute a written consent in favor of each such amendment. The foregoing charter amendments and exchange of stock is called the "Recapitalization." Where the context requires in this Agreement, the term "Voting Shares" of a Company shall mean, prior to the Recapitalization, the 50 shares of Voting Common Stock of that Company outstanding and, immediately subsequent to the Recapitalization, the ten shares of Voting Common Stock of that Company outstanding; and the term "Nonvoting Shares" of a Company shall mean, prior to the Recapitalization, the 950 shares of Nonvoting Common Stock of that Company outstanding and, immediately subsequent to the Recapitalization, the 990 shares of Nonvoting Common Stock of that Company outstanding.


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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller -- subject to the assumptions, qualifications and conditions set forth in Section 3.8 of this Agreement -- represents and warrants to Purchaser as follows:

         SECTION 2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Companies is a corporation and each of the Partnerships is a general partnership, each duly organized, validly existing and in good standing under the laws of the state of its organization, and each of the Companies has, and to Seller's knowledge each of the Partnerships has, all powers and all material governmental licenses, authorizations, licenses, permits, consents and approvals required to carry on the business in which it is engaged and to own and use the properties owned and used by it. Since the 1997 Purchase Agreement, neither the Certificate of Incorporation nor the Bylaws of either Company has been amended, nor has the Atlanta Partnership Agreement nor the Portland Partnership Agreement been amended. Seller has delivered to Purchaser a true and complete copy of the Omaha Partnership Agreement, as in effect as of the date of this Agreement. Each of the Companies and Subsidiary is and to the knowledge of Seller each of the Partnerships is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the character of the property owned or leased by it, the employment of its employees or the nature of its activities makes such qualification necessary.

         SECTION 2.2 AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby are within the powers of the Seller and have been duly authorized by all necessary corporate actions of Seller. This Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by the Seller have been duly executed and delivered by the Seller and constitute or, upon execution and delivery by the Seller will constitute, valid and binding agreements of the Seller enforceable against the Seller, in each case, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights, generally or by general principles of equity.

         SECTION 2.3 GOVERNMENTAL AUTHORIZATION. To the knowledge of Seller, none of the execution and delivery by Seller of this Agreement or the agreements, instruments and documents contemplated hereby, the performance by Seller of its obligations hereunder and thereunder or the consummation by Seller of the transactions contemplated hereunder and thereunder requires any filing by Seller with any governmental body, agency, official or authority, unless the failure to make any such filing would not have a material adverse effect on the Company; provided, that Seller disclaims any representation regarding the Hart-Scott-Rodino Antitrust Improvements Act.


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         SECTION 2.4 NON-CONTRAVENTION. To Seller's knowledge and based in part upon the representation of Seller set forth in Section 3.8 of this Agreement, but subject to due consummation of the Recapitalization, neither the execution, delivery nor performance by Seller of this Agreement or the agreements, instruments and documents contemplated hereby, does or will:

         (a) violate or breach the certificate of incorporation or bylaws of Seller;

         (b) constitute a violation of any provision of any law, regulation, judgment, injunction, order, decree, governmental permit or license or statute to which Seller, either Company or either Partnership is a party or by which Seller, either Company, Subsidiary or either Partnership is bound; provided, that Seller disclaims any representation regarding the Hart-Scott-Rodino Antitrust Improvements Act;

         (c) violate, materially breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which either Company, Subsidiary or either Partnership is a party or by which Seller, Subsidiary, either Company or either Partnership or any of their respective assets or properties is bound or encumbered;

         (d) result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or the right to accelerate any obligations pursuant to, any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which either Company, Subsidiary or either Partnership is a party or which is binding upon either Company, Subsidiary or either Partnership or any material license, franchise, permit or other similar authorization held by either Company, Subsidiary or either Partnership; or

         (e) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest, claim, option, or encumbrance of any kind ("Lien") upon any properties, assets or business of either Company, Subsidiary or either Partnership.

         SECTION 2.5 TITLE. The Voting Shares constitute all of the outstanding shares of the Voting Common Stock of the Companies, and the Nonvoting Shares constitute all of the outstanding shares of the Nonvoting Common Stock of the Companies, issued and outstanding as of the date of this Agreement. Upon consummation of the Recapitalization, the Offered Shares shall constitute approximately 4.04% of the outstanding Nonvoting Shares of the Companies and shall constitute 4% of the outstanding shares of Common Stock of the Companies. The Voting Shares are (and immediately following the Recapitalization shall be) owned (of record and beneficially) by Seller, free and clear of all Liens other than the buy-sell agreements set forth in Paragraph 8 of the Portland and Atlanta Partnership Agreements and other than the pledge and security interest to Purchaser referenced in Section 3.8 of this Agreement. The Voting Shares and the Nonvoting Shares comprise all of the authorized capital stock of the Companies; and neither Company, nor to Seller's knowledge

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any Partnership, has any outstanding or authorized subscriptions, options, warrants, rights, commitments or any other arrangements, preemptive or contractual, obligating it to issue any securities or obligations to any person. Upon consummation of the transactions contemplated by this Agreement (including the Recapitalization) and the agreements, instruments and documents contemplated hereby and in reliance upon the representation of Seller set forth in Section
3.8 of this Agreement, Purchaser will acquire good and marketable title to all of the Offered Shares free and clear of any Liens other than the buy-sell agreements set forth in Paragraph 8 of the Portland and Atlanta Partnership Agreements. The Voting Shares and the Nonvoting Shares of each Company outstanding as of the date of this Agreement have been duly authorized and are validly issued; and the Voting Shares and the Nonvoting Shares of each Company outstanding upon completion of the Recapitalization shall be duly authorized and validly issued.

         SECTION 2.6 SUBSIDIARIES AND JOINT VENTURES. Except for its general partner's interests in the Portland and Atlanta Partnerships and Subsidiary and its general partner's interest in the Omaha Partnership, neither Company owns any equity interest in any entity, is a party to any partnership (limited or general), joint venture or similar agreement or is obligated to purchase any equity interest in or any interest convertible into or exchangeable for an equity interest in any entity or to enter into any such agreement. CS One and Atlanta Parent, Inc. are the sole general partners of the Atlanta Partnership; CS Two and Portland Parent are the sole general partners of the Portland Partnership; and Subsidiary and Vornado Omaha Holdings, Inc. are the sole general partners of Omaha Partnership. CS One owns a 40% partnership interest in the ownership, capital and financial interest of the Atlanta Partnership as set forth in the Atlanta Partnership Agreement; CS Two owns a 40% partnership interest in the ownership, capital and financial interest of the Portland Partnership as set forth in the Portland Partnership Agreement; and Subsidiary owns a 40% partnership interest in the ownership, capital and financial interest of the Omaha Partnership as set forth in the Omaha Partnership Agreement. Neither Company nor Subsidiary has any funding obligation or other obligation with respect to either Partnership except as set forth in the Partnership Agreements or the Restructuring Agreement. Seller has not taken or caused Subsidiary to take any action that would trigger the right of the other partners in the Partnerships to exercise buy-sell rights under Paragraph 8 of the Partnership Agreements.

         SECTION 2.7 FINANCIAL INFORMATION. Purchaser has received from Seller copies of all financial statements of each Partnership which Seller has received from the managing general partner of such Partnership ("Financial Statements"). Seller makes no representation regarding the accuracy or completeness of such financial statements but does represent that Seller has no knowledge that any of those financial statements is materially inaccurate or incomplete.

         SECTION 2.8 [INTENTIONALLY OMITTED]

         SECTION 2.9 BUSINESS ACTIVITY. Neither Company is engaged or has engaged in any business activities other than ownership and management of a general partner's interest in the Partnerships and ownership and management of Subsidiary. To Seller's knowledge, the Partnerships

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are only engaging in ownership and management of a 100% stock ownership of
Americold, URS, Freezer Services and Carmar (the "Operating Companies").

         SECTION 2.10 ABSENCE OF CERTAIN CHANGES. The Companies, and to Seller's knowledge the Partnerships, have conducted their respective businesses in the ordinary course, except as disclosed in the Financial Statements and the Restructuring Agreement, and except for the acquisition and financing of the Operating Companies, the refinancing of indebtedness in 1998, the Restructuring Agreement, and as contemplated by this Agreement (including the Recapitalization), there has not been:

         (a) any loan to or other transaction (excluding transactions related to the performance of services as an officer, manager or employee) outside the ordinary course of business with any officer, manager, employee or shareholder of either Company, Subsidiary or Partnership;

         (b) any damage, destruction or other property or casualty loss (whether or not covered by insurance) materially adversely affecting the business, assets, liabilities, earnings or prospects of either Company, Subsidiary or Partnership;

         (c) any incurrence of indebtedness for borrowed money or capitalized lease obligations of either Company, Subsidiary or Partnership, except financing indebtedness incurred in connection with the consummation of the Merger Agreements, formation of the Partnerships, acquisition of the Operating Companies and the 1998 refinancing of indebtedness;

         (d) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of either Company, Subsidiary or Partnership other than in the ordinary course of business;

         (e) any amendment, termination or waiver by either Company, Subsidiary or Partnership of any right of substantial value under any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, or other commitment or any material license, franchise, permit or other similar authorization held by either Company, Subsidiary or Partnership;

         (f) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of either Company, Subsidiary or Partnership;

         (g) any adoption of or amendment to or alteration of any bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension, group insurance, death benefit, or other fringe benefit plan in which the employees, officers or managers of either Company, Subsidiary or Partnership participate;

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         (h) the entering into of any agreement by either Company, Subsidiary or
Partnership or any person on behalf of the Company, Subsidiary or the Partnership to take any of the foregoing actions.

         SECTION 2.11 NO UNDISCLOSED LIABILITIES. To Seller's knowledge neither Company nor Subsidiary nor to Seller's knowledge neither Partnership has incurred any material liability or material obligations except (i) as disclosed in the Financial Statements, or (ii) as contemplated by the Restructuring Agreement. The term "liabilities" shall include, without limitation, any indebtedness, guarantee, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility of any nature whatsoever, whether or not accrued, absolute or contingent, liquidated or unliquidated, secured or unsecured.

         SECTION 2.12 LITIGATION. Neither Company nor Subsidiary nor to Seller's knowledge neither Partnership is (a) subject to any judgment or order (other than orders of general applicability) of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, or where there is any charge, complaint, lawsuit or governmental investigation pending or threatened in writing against either Company, Subsidiary or Partnership, which has or if adversely determined would have a material adverse effect on that Company, Subsidiary or that Partnership, or (b) a plaintiff in any action, domestic or foreign, judicial or administrative in which a counterclaim against either Company, Subsidiary or Partnership is pending, which counterclaim, if adversely determined, would have a material adverse effect on that Company, Subsidiary or that Partnership.

         SECTION 2.13 TAX RETURNS AND AUDITS. To Seller's knowledge, neither Company nor Subsidiary nor Partnership has failed to file any federal, state or local income, franchise, sales and use, value added, property, employment, excise, informational or any other tax return required to be filed prior to the date of this Agreement or to pay any tax liability reported therein. Neither Company is a United States real property holding corporation as defined in
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code").

         SECTION 2.14 MATERIAL AGREEMENTS.

         (a) Neither Company (in its individual capacity, not in its capacity as a partner of a Partnership) nor to Seller's knowledge neither Partnership is bound by any contracts, agreements, leases, and instruments which are material to the operations, assets or business of either Company, Subsidiary or either Partnership (the "Material Agreements") except in connection with or as contemplated in this Agreement, the Restructuring Agreement or as disclosed in the Vornado SEC Documents.

         (b) To Seller's knowledge, neither Company, Subsidiary nor Partnership nor any other party is in default of a material term under any Material Agreement and no event has occurred which (after notice or lapse of time or both) would become a material breach or default under, or would permit the modification, cancellation or termination of or the acceleration of any obligation under any Material Agreement which are material to the business of either Company, Subsidiary or

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Partnership or result in the creation of any Lien upon, or any person obtaining any right to acquire, any material portion of any properties, assets or rights of either Company or Partnership; provided, however, that the Seller shall not be considered in breach of this subparagraph if any such breaches and defaults, taken together, do not have a material adverse effect.

         (c) To Seller's knowledge, each such Material Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any such Material Agreement, and no party to a Material Agreement has advised either Company or Partnership that it intends either to terminate a Material Agreement or to refuse to renew a Material Agreement upon the expiration of the term thereof.

         SECTION 2.15 PROPERTIES. To Seller's knowledge, no item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by either Company, Subsidiary or Partnership has become subject to Liens or encumbrances of any nature except financing debt incurred in connection with the consummation of the transactions under the Merger Agreements, formation of the Partnerships, the acquisitions of Freezer Services and Carmar, or financing in the ordinary course of business.

         SECTION 2.16 GUARANTEES. To Seller's knowledge, neither Company nor Partnership is a guarantor or otherwise liable for any indebtedness (singly or in the aggregate involving more than $50,000) of any other person, firm or corporation.

         SECTION 2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney or similar instruments executed by Seller with respect to the Company, Subsidiary or the Partnership.

         SECTION 2.18 [INTENTIONALLY OMITTED]

         SECTION 2.19 NO PROCEEDINGS. No legal action or governmental proceeding or investigation has been filed or instituted or, to the knowledge of Seller, threatened against Seller or either Company, Subsidiary or Partnership that would adversely affect or prevent the consummation of the transactions contemplated by this Agreement or the agreements, instruments or documents contemplated hereby, nor has Seller, either Company, Subsidiary or either Partnership become subject to any outstanding order of any court or governmental authority that could adversely affect or prevent the consummation of the transactions contemplated by this Agreement or the agreements, instruments or documents contemplated hereby.

         SECTION 2.20 ASSUMPTIONS, QUALIFICATIONS AND CONDITIONS TO REPRESENTATIONS. The foregoing representations and warranties are completely qualified and limited as follows, in addition to other qualifications and limitations in this Agreement:

         (A) Seller and Purchaser acknowledge that management of each Partnership is vested in the other general partner in the Partnership and not the Companies or Subsidiary and, consequently, there may exist liabilities, litigation, agreements, indebtedness, compensation arrangements, etc.

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incurred or entered into by that Partnership but without the knowledge of the
Company or Subsidiary that is a partner therein; therefore all representations made "to Seller's knowledge" with respect to the Partnerships only mean that Seller, without inquiry, has no actual knowledge that such statements are not true; and therefore also all representations made with respect to the Companies and Subsidiary are made with respect to such entities in their individual capacities and not in their capacities as partners in any Partnership (for example, litigation of a material nature pending against a Partnership shall not be imputed to a Company or Subsidiary as litigation against that Company or Subsidiary on the ground that, as a general partner, the Company or Subsidiary may be generally liable like the Partnership with respect to such matter);

         (B) In the 1997 Purchase Agreement, Purchaser (then seller of the Voting Shares) made certain representations and warranties to Seller (then purchaser of the Voting Shares) regarding the Companies, the Partnerships and other matters (such representations and warranties are called the "Purchaser's Prior Representations"); notwithstanding that the 1997 Purchase Agreement provides that the Purchaser's Prior Representations survived for a period of one year following the date of the 1997 Purchase Agreement, all of the representations and warranties made in this Agreement by Seller are made in reliance upon the accuracy and completeness of Purchaser's Prior Representations; and

         (C) Purchaser acknowledges access to the Vornado SEC Documents and all representations made herein by Seller are qualified by reference to information disclosed in the Vornado SEC Documents concerning the Partnerships and the Operating Companies; and the disclosures made herein by Seller shall be deemed modified to the extent that information in the Vornado SEC Documents is different from or more complete than the disclosures made herein, but no representation is made by Seller regarding the accuracy or completeness of any information contained in the Vornado SEC Documents and Purchaser is not relying upon Seller in any way in connection with the information contained in the Vornado SEC Documents.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows:

         SECTION 3.1 CORPORATE EXISTENCE AND GOOD STANDING. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware.

         SECTION 3.2 AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby are within the powers of Purchaser and have been duly authorized by all necessary actions of Purchaser and its sole general partner. This Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by Purchaser have been duly executed

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and delivered by Purchaser and constitute, or upon execution and delivery by
Purchaser will constitute, valid and binding agreements of Purchaser enforceable against Purchaser in each case in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. None of the execution and delivery by Purchaser of this Agreement or the agreements, instruments and documents contemplated hereby, performance by Purchaser of its obligations hereunder and thereunder or the consummation by Purchaser of the transactions contemplated hereunder or thereunder requires any filing by Purchaser with any governmental body, agency, official or authority.

         SECTION 3.4 NON-CONTRAVENTION. Neither the execution, delivery nor performance by Purchaser of this Agreement and the agreements, instruments or documents contemplated does or will:

         (a) contravene or conflict with the limited partnership agreement of Purchaser or any other agreement, contract or obligation by which Purchaser is bound or to which Purchaser is a party; or

         (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree, governmental permit or license or statute to which Purchaser is a party or by which Purchaser is bound.

         SECTION 3.5 NO PROCEEDINGS. There is no legal action or governmental proceeding or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser that would adversely affect or prevent the consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, nor is Purchaser subject to any outstanding order of any court or governmental authority that could adversely affect or prevent the consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby.

         SECTION 3.6 SECURITIES REPRESENTATIONS. Purchaser is an existing stockholder of the Companies and is purchasing the Offered Shares for its own account, and not with a view to, or in connection with, any resale, disposition or distribution of any of the Offered Shares not in compliance with the Securities Act of 1933 and state securities laws. Except as provided by the representations of Seller contained in this Agreement, Purchaser is not looking to or relying upon the Seller to inform it about the Companies or the Partnerships, their businesses, operations, conditions or prospects. Purchaser has had access to all information with respect to the Companies, Subsidiary, the Partnerships and the Offered Shares that it deems necessary to make a complete evaluation thereof and on which to base its decision to purchase the Voting Shares; and in that connection, Purchaser acknowledges that at all times since the formation of the Companies it has owned a majority equity interest in the Companies and as sole voting stockholder of the Companies from their formation until the 1997 Purchase Agreement, it caused the Companies to enter into the Portland and

Atlanta Partnerships and that at all times thereafter it has owned a majority equity interest in the Companies.

         SECTION 3.7 RECEIPT OF DOCUMENTS. Purchaser has received from Seller the financial projections referenced in Section 2.7 and the documents referenced in Section 2.1 and the documents referenced in Paragraphs B and C of the Recitals at the beginning of this Agreement.

         SECTION 3.8 RELEASE OF PLEDGE. The Voting Shares are pledged to Purchaser pursuant to that Amended and Restated Pledge Agreement dated June 16, 1997, as amended by that First Amendment dated September 21, 1998, which prohibits Seller from selling or otherwise disposing of the Voting Shares without the pledgee's prior written consent. Purchaser has consented and hereby does consent to the surrender of Voting Shares pursuant to the Recapitalization and Purchaser has consented and hereby does consent to the sale of the Offered Shares pursuant to this Agreement, free and clear of the pledge and security interest created by that agreement. Seller agrees that the pledge shall continue with respect to the shares of Voting Common Stock received by Seller pursuant to the Recapitalization,

                                   ARTICLE IV

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         SECTION 4.1 TAX COOPERATION. Purchaser and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any gains, sales, use, transfer or value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at any time before or after the date of this Agreement.


                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.1 INDEMNIFICATION. Until the first anniversary date of this Agreement, each party (the "Indemnifying Party") hereto agrees to indemnify and hold harmless the other party hereto and its directors, partners, officers, shareholders, employees, agents, and controlling persons (the "Indemnified Parties"), against and in respect of any and all actions, suits, proceedings, claims, demands, assessments, judgments, fines, costs, expenses (including reasonable attorneys' fees), damages, losses, liabilities, obligations and causes of action (a) arising from any inaccuracy, misrepresentation or breach of any of the representations, warranties or covenants made by the Indemnifying Party in this Agreement; and (b) arising out of, resulting from or incident to any of the foregoing or the enforcement by any such means of a valid right of indemnity pursuant hereto.

         This indemnity shall not preclude or limit the assertion by either party hereto or Indemnified Party of any other rights or the seeking of any other remedies against the other party hereto or any Indemnifying Party.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 6.2 FEES AND EXPENSES. Each party will bear one-half of the fees and expenses, including, without limitation, counsel fees and fees incurred by the parties in connection with the preparation, negotiation, execution and delivery of this Agreement and the Put Agreement and the transactions contemplated hereby and thereby.

         SECTION 6.3 NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

         (a) If to Purchaser:  Crescent Operating, Inc.
                               306 W. 7th Street, Suite 1025
                               Fort Worth, Texas  76102
                               Facsimile Transmission No.: (817) 339 2220

         (b) If to Seller:     Crescent Real Estate Equities Limited Partnership
                               777 Main Street, Suite 2100
                               Fort Worth, Texas 76102
                               Facsimile Transmission No.: (817) 321 2000

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         SECTION 6.4 APPLICABLE LAW. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN TARRANT COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN TARRANT COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 6.5 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other; provided, however, that Purchaser may assign all or any portion of its rights and delegate all or any portion of its obligations under this Agreement to any subsidiary of Purchaser; provided that Purchaser will remain jointly and severally liable for the performance of Purchaser's obligations hereunder.

         SECTION 6.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 6.7 ENTIRE AGREEMENT. This Agreement, together with the agreements, instruments and documents contemplated hereby constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect to such subject matter.

         SECTION 6.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants contained in this Agreement shall survive the consummation of the transactions contemplated hereby until the first anniversary date of this Agreement.

         SECTION 6.9 AMENDMENT AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any part of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 6.10 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 6.11 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         SECTION 6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    PURCHASER:

                                    CRESCENT REAL ESTATE EQUITIES LIMITED
                                     PARTNERSHIP

                                          By: Crescent Real Estate Equities,
                                               Ltd., its sole general partner


                                          By:
                                             ----------------------------------
                                          Its:
                                               --------------------------------


                                    SELLER:

                                    CRESCENT OPERATING, INC.


                                          By:
                                             ----------------------------------
                                          Its:
                                               --------------------------------

                                  PUT AGREEMENT


         This Put Agreement is entered into as of March 12, 1999, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent"), and Crescent Operating, Inc., a Delaware corporation ("COI").

                                    RECITALS

         WHEREAS, contemporaneously herewith Crescent and COI are entering into that certain Purchase Agreement (the "Purchase Agreement") pursuant to which COI is selling to Crescent forty (40) shares of the Nonvoting Common Stock of Crescent CS Holdings Corp., a Delaware corporation ("CS Holdings"), and forty
(40) shares of the Nonvoting common stock of Crescent CS Holdings II Corp., a Delaware corporation ("CS Holdings II"); and

         WHEREAS, following consummation of such transaction, COI's holdings in CS Holdings and CS Holdings II will consist of ten shares of the Voting Common Stock of CS Holdings and ten shares of the Voting Common Stock of CS Holdings II; and

         WHEREAS, the parties have agreed that, subject to certain terms and conditions, COI shall have the right to sell to Crescent, and Crescent shall be required to purchase, the Subject Securities (as defined below); and

         WHEREAS, Crescent and COI wish to memorialize their understanding with respect to such potential sale and purchase;

         NOW, THEREFORE, in consideration of the premises, of $10.00 and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

         Section 1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings:

         (a) "Closing Date" shall mean the date on which a Put Option exercise is consummated in accordance with Section 3 hereof.

         (b) "CS Holdings Put Option" shall mean COI's put option with respect to the CS Holdings Subject Securities as set forth in Section 2(a) hereof.


Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 1 of 7

         (c) "CS Holdings Put Option Exercise Price" shall mean an amount equal to (i) $805,200.00, plus (ii) an amount calculated like interest that equals an annualized return of twelve percent, compounded quarterly, on such amount from the date hereof through and including the Closing Date.

         (d) "CS Holdings Subject Securities" shall mean the ten (10) shares of Voting Common Stock of CS Holdings that COI owns following consummation of the transactions contemplated by the Purchase Agreement, as the same may be changed in nature or amount by reason of any stock dividend, split-up, reclassification, recapitalization, merger, consolidation, reorganization or similar transaction.

         (e) "CS Holdings II Put Option" shall mean COI's put option with respect to the CS Holdings II Subject Securities as set forth in Section 2(b) hereof.

         (f) "CS Holdings II Put Option Exercise Price" shall mean an amount equal to (i) $2,494,800.00, plus (ii) an amount calculated like interest that equals an annualized return of twelve percent, compounded quarterly, on such amount from the date hereof through and including the Closing Date.

         (g) "CS Holdings II Subject Securities" shall mean the ten (10) shares of Voting Common Stock of CS Holdings II that COI owns following consummation of the transactions contemplated by the Purchase Agreement, as the same may be changed in nature or amount by reason of any stock dividend, split-up, reclassification, recapitalization, merger, consolidation, reorganization or similar transaction.

         (h) "Exercise Date" shall mean the date that Crescent receives actual notice of a Put Option exercise in accordance with Section 3 hereof.

         (i) "Put Option" shall mean the CS Holdings Put Option and/or the CS Holdings II Put Option.

         (j) "Put Option Exercise Price" shall mean the CS Holdings Put Option Exercise Price and/or the CS Holdings II Put Option Exercise Price.

         (k) "Put Option Period" shall mean the period beginning on the date hereof and ending at 5:00 p.m. Fort Worth, Texas time on the second anniversary hereof.

         (l) "REIT" shall mean Crescent Real Estate Equities Company, a Texas real estate investment trust.

         (m) "Subject Securities" shall mean the CS Holdings Subject Securities and/or the CS Holdings II Subject Securities.

Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 2 of 7

         Section 2.  COI's Put Options.

         (a) At any time during the Put Option Period, but subject to the remaining terms and conditions of this Agreement, COI shall have the right to sell to Crescent, and Crescent shall be obligated to purchase from COI, all but not less than all of the CS Holdings Subject Securities at the CS Holdings Put Option Exercise Price.

         (b) At any time during the Put Option Period, but subject to the remaining terms and conditions of this Agreement, COI shall have the right to sell to Crescent, and Crescent shall be obligated to purchase from COI, all but not less than all of the CS Holdings II Subject Securities at the CS Holdings II Put Option Exercise Price.

         Section 3.  Manner of Put Option Exercise.

         (a) To exercise one or both of its Put Options, COI shall deliver notice thereof to Crescent. Thereafter, at such time and place, and on such date no later than ten (10) days after the Exercise Date, as the parties may agree,
(i) COI shall deliver to Crescent one or more certificates representing the applicable Subject Securities duly indorsed (with signature guaranteed) and otherwise in proper form for transfer and (ii) Crescent simultaneously shall deliver to COI the applicable Put Option Exercise Price in immediately-available funds by wire transfer to such account or accounts as COI shall have specified to Crescent; provided, however, if Section 3(b) hereof applies to the exercise of a Put Option, then the closing shall be extended until a date after, but no later than ten (10) days after, the expiration or early termination of the Waiting Period (as defined hereinbelow).

         (b) Whenever the purchase by Crescent of Subject Securities pursuant to the exercise of a Put Option would require the filing of a Premerger Notification and Report (a "Premerger Notification") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and expiration or early termination of the applicable ensuing waiting period (the "Waiting Period") before the purchase of such Subject Securities could be closed in compliance with the HSR Act, then, as promptly as practicable (but not later than 30 days) following exercise of that Put Option, Crescent shall prepare and duly file with the appropriate governmental authorities a Premerger Notification and pay the associated filing fee and COI shall prepare and duly file a Premerger Notification with the appropriate governmental authorities. Crescent and COI thereafter shall seek early termination of the Waiting Period and shall fully and timely comply with all requests for additional information, if any, made under the HSR Act by any appropriate governmental authority.

         Section 4. Contractual Relationship Only. The parties intend hereby to create only a contractual relationship between them, and in no event shall this Agreement be construed to create any trust, partnership, joint venture, agency, fiduciary or similar relationship.

         Section 5. Further Assurances. Crescent and COI each agrees to execute and deliver such other instruments and take such other actions as the other party reasonably may request following

Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 3 of 7

COI's exercise of one or both of its Put Options in order to effect the purchase and sale of, and the transfer of title to, the applicable Subject Securities as hereby contemplated in accordance with applicable laws and otherwise to effect the intents and purposes of this Agreement.

         Section 6. Notices. All notices, consents and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally, by same-day or overnight courier, or by facsimile transmission, as follows:

         If to Crescent:

                  Crescent Real Estate Equities Limited Partnership
                  777 Main Street, Suite 2100
                  Fort Worth  TX   76102
                  Facsimile:    817/321-2000
                  Attention:    Mr. Gerald W. Haddock, President
                                Mr. David M. Dean, Senior Vice President, Law

         If to COI:

                  Crescent Operating, Inc.
                  306 West Seventh Street, Suite 1025
                  Fort Worth  TX   76102
                  Facsimile:    817/339-2220
                  Attention:    Mr. Jeffrey L. Stevens, Executive Vice President

or to such other person, address or facsimile number as a party may designate to the other party in the manner set forth above. Notwithstanding anything herein to the contrary, however, no such notice, consent or other communication shall be effective until actually received.

         Section 7. Severability. If a court of competent jurisdiction shall determine that any provision of this Agreement is invalid or otherwise unenforceable, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

         Section 8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties in such regard.

         Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than any such laws that would result in the application of the laws of any jurisdiction other than the State of Texas).

         Section 10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Crescent may not assign any of its obligations under this Agreement without in each instance COI's specific

Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 4 of 7 prior consent, and any attempted assignment without such written consent shall be null and void.

         Section 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         Section 12. Headings. Section headings in this Agreement are for convenience of reference only and shall not be deemed to have any substantive effect.

         Section 13. Amendments and Waivers. This Agreement may be amended only by a writing executed by the party against whom enforcement of such amendment is sought. No course of dealing between the parties nor any party's failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.



Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 5 of 7

         Section 14. Time of Essence. Time is of the essence with respect to each party's performance of its obligations under this Agreement.

         Section 15. REIT Provision. Notwithstanding anything in this Agreement to the contrary, COI may not exercise a Put Option, and no assignment or transfer of any interest in either CS Holdings or CS Holdings II shall be permitted, if such exercise, assignment or transfer would, in the opinion of counsel to the REIT, adversely impact the REIT's ability to qualify as a real estate investment trust within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and in such event (i) any attempt to effect such exercise, assignment or transfer shall be null and void and shall be of no force or effect and (ii) that portion of any document or instrument indicating that such exercise, assignment or transfer may be made shall be of no force or effect.

Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 6 of 7

         IN WITNESS WHEREOF, the parties have entered into this Put Agreement as of March 12, 1999.


                                   CRESCENT REAL ESTATE EQUITIES LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                   By: CRESCENT REAL ESTATE EQUITIES, LTD.,
                                        a Delaware corporation, General Partner



                                       By:
                                           ------------------------------------
                                              David M. Dean, Senior Vice
                                                  President, Law

                                   CRESCENT OPERATING, INC.,
                                    a Delaware corporation



                                    By:
                                       ----------------------------------------
                                          Jeffrey L. Stevens, Executive Vice
                                                  President

Put Agreement between Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc. - Page 7 of 7